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
EXHIBIT 21                      PGI INCORPORATED                     PAGE 1 OF 1
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                                  SUBSIDIARIES
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
                                       State of                Relationship
                                       --------                ------------
                                       Incorporation
                                       -------------
Sugarmill Woods, Inc.                  Florida                 Wholly owned<F1>
Sugarmill Woods Management, Inc.       Florida                 Wholly owned<F1>
Deep Creek Utilities, Inc.             Florida                 Wholly owned<F1>
Southern Woods, Incorporated           Florida                 Wholly owned by
                                                            Sugarmill Woods, Inc.
Burnt Store Marina, Inc.               Florida                 Wholly owned<F1>
Punta Gorda Isles Sales, Inc.          Florida                 Wholly owned<F1>
Burnt Store Utilities, Inc.            Florida                 Wholly owned<F1>
Gulf Coast Credit Corporation          Florida                 Wholly owned<F1>
Sugarmill Construction, Inc.           Florida                 Wholly owned by
                                                            Sugarmill Woods, Inc.

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<F1> Included in the Company's consolidated financial statements.
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